Exhibit 99.1

Contact: Nicole Daniel 804.788.6096 Sherry Knapp 804.788.6107

Albemarle Reports Record Fourth-Quarter 2006 Results

•	Record fourth quarter net income of $63.0 million, or $1.29 per-share, up 96 percent over the same period last year; includes 11 cents per-share non-recurring tax benefit.

•	Record 2006 net sales of $2.4 billion, up 12 percent over 2005.

•	Net debt reduced by $112 million in the quarter and $186 million in 2006.

RICHMOND, Va., - January 23 — Albemarle Corporation (NYSE: ALB) reported record fourth-quarter 2006 net income of $63.0 million, or $1.29 per-share, up from $32.2 million, or 67 cents per-share, for fourth-quarter 2005, due to strong performance in each of the Company’s three business segments. Fourth-quarter 2006 earnings include $5.4 million, or 11 cents per-share, of non-recurring tax benefit due principally to changes in foreign tax rates and the resulting reduction of deferred tax balances. Fourth-quarter 2005 net income, excluding special items, was $34.0 million, or 71 cents per-share. The Company reported net sales in the fourth-quarter 2006 totaling $585 million compared to fourth-quarter 2005 net sales of $588 million.

Record net sales for 2006 were $2.4 billion, up $261 million, or 12 percent, from $2.1 billion for 2005. Net income for 2006, excluding the charge relating to the divestiture of the Thann, France facility, was $201.4 million, or $4.15 per-share, compared to 2005 net income, excluding special items, of $114.4 million, or $2.40 per-share. As reported, including special items, net income for 2006 was $143.0 million, or $2.94 per-share, up from $114.9 million, or $2.41 per-share, in 2005.

Commenting on results, Mark C. Rohr, President and CEO, stated, “We delivered a terrific fourth quarter, with strong underlying performance in each of our business segments. Our focus on technology, innovation and customer service is reflected in these results. I believe 2006 provides a solid platform for us to further grow Albemarle in a way that delivers value for our customers and our shareholders throughout 2007 and beyond.”

Quarterly Segment Results

Polymer Additives recorded net sales for fourth-quarter 2006 of $229.3 million, a 15 percent increase versus fourth-quarter 2005. Net sales improved in our brominated and mineral flame retardant portfolios and in our stabilizers and curatives business due primarily to both volume and pricing improvements. Excluding a 2005 special item charge of $0.4 million, Polymer Additives segment income for fourth-quarter 2006 grew 78 percent to $38.3 million. Increased volumes and higher pricing, partially offset by increased raw materials and manufacturing costs, contributed to this increase. As reported, including 2005 special items, Polymer Additives segment income for fourth-quarter 2006 improved 81 percent.

Catalysts recorded net sales for fourth-quarter 2006 of $192.2 million, down 21 percent versus fourth-quarter 2005, due primarily to lower volumes in HPC refinery catalysts, partially offset by higher pricing in FCC refinery catalysts and polyolefin catalysts. Excluding a 2005 special item gain of $3.2 million, Catalysts segment income for fourth-quarter 2006 increased 7 percent to $30.4 million. Higher pricing and increased polyolefin catalysts volumes, partially offset by increased raw material costs, contributed to this increase. As reported, including 2005 special items, Catalysts segment income for fourth-quarter 2006 decreased 4 percent.

Fine Chemicals recorded net sales for fourth-quarter 2006 of $163.1 million, a 13 percent increase versus fourth-quarter 2005. Excluding 2005 special item charges of $3.6 million, Fine Chemicals segment income for fourth-quarter 2006 increased 132 percent to $22.5 million. Improved pricing and increased volumes in fine chemistry services and across our bromine portfolio, combined with benefits from the disposition of our Thann, France facility and the acquisition of the South Haven cGMP facility, contributed to this increase. As reported, including 2005 special items, Fine Chemicals segment income for fourth-quarter 2006 improved 271 percent.

During the quarter, interest and financing expenses were $10.5 million versus fourth-quarter 2005 expenses of $10.7 million. Our net debt decreased $112.1 million from September 30, 2006 and $185.8 million from December 31, 2005 due principally to strong cash flows from operations. During the fourth-quarter, we repurchased approximately 250,000 shares of Albemarle stock for $17.1 million at an average price of $68.58 per share, and for the year we repurchased approximately 565,000 shares for $31.8 million at an average price of $56.30 per share.

The full year effective tax rate, adjusted for non-recurring tax benefits, was 18 percent due to a more tax-efficient geographical mix of income than expected and the benefits from foreign tax credits associated with high taxed earnings from foreign operations.

Selected data related to net income, special items and related per-share amounts for the fourth-quarters and years ended December 31, 2006 and 2005 are shown in the Additional Information section below, as well as a reconciliation of net income excluding special items and net debt.

Earnings Call

The Company's performance for the fourth-quarter ended December 31, 2006 will be discussed on a conference call at 9:00 AM Eastern Standard Time on January 24, 2007, which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statements

Some of the information presented in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations as reflected are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: the inability to pass through increases in costs and expenses for raw materials and energy; competition from other manufacturers; changes in demand for our products; the gain or loss of significant customers; fluctuations in foreign currencies; and increased government regulation of our operations or our products. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2005 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Fourth Quarter Ended December 31,				Year Ended December 31,
	2006		2005 (a)		2006		2005 (a)
Net sales	$584,537		$588,175		$2,368,506		$2,107,499
Cost of goods sold	435,788		476,877		1,817,692		1,684,101

Gross profit	148,749		111,298		550,814		423,398
Selling, general and administrative expenses	59,801		58,607		237,856		219,725
Research and development expenses	12,107		10,246		46,299		41,675
Loss on Thann facility divestiture	—		—		89,175	(b)	—
Benefit plan curtailment gain and other special charges	—		2,970	(c)	—		(1,898	)(c)

Operating profit	76,841		39,475		177,484		163,896
Interest and financing expenses	(10,549)		(10,701)		(43,964)		(41,971	)(d)
Other income (expenses), net	236		413		(134)		1,513

Income before income taxes, minority interests and equity in net income of unconsolidated investments	66,528		29,187		133,386		123,438
Income tax (expense) benefit	(3,144	)(e)	1,997	(e)	(2,192	)(e)	(27,593	)(e)

Income before minority interests and equity in net income of unconsolidated investments	63,384		31,184		131,194		95,845
Minority interests in income of consolidated subsidiaries	(4,463)		(2,894)		(13,258)		(7,469)
Equity in net income of unconsolidated investments	4,056		3,908		25,033		26,491

Net income	$62,977		$32,198		$142,969		$114,867

Basic earnings per-share	$1.33		$0.69		$3.02		$2.48

Diluted earnings per-share	$1.29		$0.67		$2.94		$2.41

Weighted-average common shares outstanding - Basic	47,449		46,665		47,312		46,348

Weighted-average common shares outstanding - Diluted	48,759		48,066		48,568		47,748

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands of Dollars)

	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$149,499	$58,570
Other current assets	811,355	815,093

Total current assets	960,854	873,663

Property, plant and equipment	2,169,433	2,194,878
Less accumulated depreciation and amortization	1,188,858	1,228,061

Net property, plant and equipment	980,575	966,817
Other assets and intangibles	575,465	706,763

Total assets	$2,516,894	$2,547,243

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$482,949	$421,917
Long-term debt	681,859	775,889
Other noncurrent liabilities	236,594	225,212
Deferred income taxes	110,995	193,950
Shareholders’ equity	1,004,497	930,275

Total liabilities & shareholders’ equity	$2,516,894	$2,547,243

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data

(In Thousands of Dollars) (Unaudited)

	Year Ended December 31,
	2006		2005
Cash and cash equivalents at beginning of year	$58,570		$46,390
Cash and cash equivalents at end of period	$149,499		$58,570
Sources of cash and cash equivalents:
Net income	142,969		114,867
Loss on Thann facility divestiture	89,175		—
Depreciation and amortization	112,950		117,435
Proceeds from issuance of senior notes	—		324,665
Proceeds from issuance of common stock	—		147,862
Proceeds from borrowings	134,287		192,013
Proceeds from exercise of stock options	21,395		6,346
Proceeds from liquidation and sale of unconsolidated investments and sale of nonmarketable security	—		3,135
Uses of cash and cash equivalents:
Capital expenditures	(99,847)		(70,080)
Purchases of common stock	(31,837)		—
Payments related to the Thann facility divestiture	(14,727)		—
Investments in unconsolidated investments and nonmarketable securities	(264)		(3,088)
Acquisitions	(25,970	)(f)	(7,473)
Repayments of long-term debt	(239,257)		(708,158)
Dividends paid to shareholders	(31,582)		(26,447)
Dividends paid to minority interests	(6,796)		(3,400)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands of Dollars) (Unaudited)

	Fourth Quarter Ended December 31,				Year Ended December 31,
	2006		2005 (a)		2006		2005 (a)
Segment net sales:
Polymer Additives	$229,275		$199,922		$920,451		$797,815
Catalysts	192,201		243,981		838,968		737,610
Fine Chemicals	163,061		144,272		609,087		572,074

Total segment net sales	$584,537		$588,175		$2,368,506		$2,107,499

Special items (charges) and (loss) on Thann facility divestiture:
Polymer Additives	$—		$(394	)(c)	$—		$1,787	(c)
Catalysts	—		3,226	(c)	—		3,786	(c)
Fine Chemicals	—		(3,632	)(c)	(89,175	)(b)	(1,392	)(c)
Corporate & Other	—		(2,170	)(c)	—		(2,283	)(c)

Total special items (charges) and (loss) on Thann facility divestiture	—		$(2,970)		$(89,175)		$1,898

Segment operating profit (loss):
Polymer Additives	$39,161		$21,699		$151,261		$92,159
Catalysts	27,738		29,050		103,415		81,125
Fine Chemicals	24,937		7,171		(20,606)		41,548
Corporate & Other	(14,995)		(18,445)		(56,586)		(50,936)

Total segment operating profit	$76,841		$39,475		$177,484		$163,896

Minority interests in income of consolidated subsidiaries and Equity in net income of unconsolidated investments: (g)
Polymer Additives	$(888)		$(577)		$(3,932)		$1,422
Catalysts	2,664		2,716		20,074		14,812
Fine Chemicals	(2,416)		(1,096)		(6,388)		2,994
Corporate & Other	233		(29)		2,021		(206)

Total minority interests in income of consolidated subsidiaries and equity in net income of unconsolidated investments	$(407)		$1,014		$11,775		$19,022

Segment income (loss):
Polymer Additives	$38,273		$21,122		$147,329		$93,581
Catalysts	30,402		31,766		123,489		95,937
Fine Chemicals	22,521		6,075		(26,994)		44,542
Corporate & Other	(14,762)		(18,474)		(54,565)		(51,142)

Total segment income	76,434		40,489	(g)	189,259		182,918	(g)
Interest and financing expenses	(10,549)		(10,701)		(43,964)		(41,971	)(d)
Other income (expenses), net	236		413		(134)		1,513
Income tax (expense) benefit	(3,144	)(e)	1,997	(e)	(2,192	)(e)	(27,593	)(e)

Net income	$62,977		$32,198		$142,969		$114,867

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(In Thousands of Dollars, Except Per-Share Amounts):

(a)	Certain reclassifications have been made in the condensed consolidated statements of income and consolidated summary of segment results to conform to current presentation.

(b)	The year ended December 31, 2006 includes a third-quarter 2006 charge amounting to $89,175 ($58,401 after income taxes, or $1.20 per-share) that relates to the divestiture of the Thann, France facility to International Chemical Investors S.A. (ICIG) effective August 31, 2006. The charge is principally due to the write-off of net asset values and other exit costs. The total net after tax cash costs of the transaction are expected to be less than $10,000.

(c)	Benefit plan curtailment gain and other special charges*:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Benefit plan curtailment gains (1)	$—	$3,226	$—	$8,829

Provisional charge for the potential settlement of future legal claims (2)	—	—	—	(735)

Reduction in-force adjustments (3)	—	(547)	—	(547)

Sale of the Albemarle Technical Center facility (4)	—	(2,170)	—	(2,170)

Exit costs related to the shutdown of the Port de Bouc bromine facility (5)	—	(3,479)	—	(3,479)

Special items	$—	$(2,970)	$—	$1,898

1.	Effective December 31, 2005, pursuant to an agreement with the employees' authorized representatives for our Netherlands operations, we finalized plan changes that modified projected benefit obligations for certain transition benefits and adopted a defined contribution basis for our future pension accrual. The change to projected benefit obligations resulted in a curtailment gain in accordance with SFAS No. 88 totaling $3,226 ($2,210 after income taxes, or 5 cents per-share). The year ended December 31, 2005 also included a second-quarter 2005 curtailment gain amounting to $5,603 ($3,569 after income taxes, or 7 cents per-share) that relates to a reduction in our accumulated postretirement benefit obligation (liability) associated with a change in coverage in our unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments.
2.	Year ended December 31, 2005 included a second-quarter 2005 provisional charge of $735 ($468 after income taxes, or 1 cent per-share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.
3.	Fourth-quarter and year ended December 31, 2005 included a charge for work force reduction of $547 ($349 after income taxes, or 1 cent per-share) at the Pasadena plant.
4.	Fourth-quarter and year ended December 31, 2005 included a charge of $2,170 ($1,384 after income taxes, or 3 cents per-share) related to the sale of a research and development facility to the State of Louisiana.
5.	Fourth-quarter and year ended December 31, 2005 included a charge of $3,479 ($2,261 after income taxes, or 5 cents per-share) related to costs associated with the shutdown of the Port de Bouc, France bromine facility.
*	See also footnotes (b) and (d) for additional nonrecurring items.
(d)	Interest and financing expenses for the year ended December 31, 2005 included the write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or 2 cents per-share).
(e)	The effective tax rate for the fourth-quarter of 2006 was favorably impacted by $5,377, or 11 cents per-share, due principally to the newly enacted tax law reducing corporate income tax rates in the Netherlands and the impact on deferred tax balances. The effective tax rate for the fourth-quarter of 2005 was favorably impacted due primarily to the following: (1) the realization of foreign tax credits related to tax structuring activities of $6,700; (2) certain tax elections made to reflect the permanent reinvestment of foreign joint venture earnings of approximately $1,400, or 3 cents per-share; (3) the repatriation of overseas funds under the Homeland Investment Act by approximately $5,600, or 12 cents per-share, consisting of a direct tax benefit in our effective income tax rate of $2,300 due to the reversal of previously accrued tax expense, as well as the effect of lower tax expense on those earnings of $3,300; and (4) the favorable net impact of two income tax adjustments totaling $2,374.

(f)	On September 30, 2006, we acquired the assets and fine chemistry services and pharmachemicals business associated with the South Haven, Michigan facility of DSM Pharmaceutical Products (DSM), a business group of Royal DSM NV, for approximately $26,000 subject to final post-closing adjustments.
(g)	Effective January 1, 2006, we revised the way we evaluate the performance of our segment results to reduce our segment income (loss) for the minority interests in income of consolidated subsidiaries. Segment income (loss) represents operating profit and equity in net income of unconsolidated investments and is reduced by minority interests in income of consolidated subsidiaries. Segment results for the fourth-quarter and year ended December 31, 2005 have been reclassified to conform to the new presentation.

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Minority interests in income of consolidated subsidiaries:
Polymer Additives	$(2,238)	$(1,798)	$(8,944)	$(5,958)
Catalysts	—	—	—	—
Fine Chemicals	(2,416)	(1,096)	(6,388)	(1,511)
Corporate & Other	191	—	2,074	—

Total minority interests in income of consolidated subsidiaries	$(4,463)	$(2,894)	$(13,258)	$(7,469)

Equity in net income of unconsolidated investments:
Polymer Additives	$1,350	$1,221	$5,012	$7,380
Catalysts	2,664	2,716	20,074	14,812
Fine Chemicals	—	—	—	4,505
Corporate & Other	42	(29)	(53)	(206)

Total equity in net income of unconsolidated investments	$4,056	$3,908	$25,033	$26,491

Additional Information

It should be noted that net income excluding special items is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. It is presented here to exclude the impact of certain non-recurring items on our results. We believe this measure is more reflective of our operations, provides transparency to investors and enables period-to-period comparability of financial performance. Set forth below is a reconciliation of net income excluding special items, a non-GAAP financial measure, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the fourth-quarters and years ended December 31, 2006 and 2005.

Net debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP. We believe net debt is helpful in analyzing leverage and as a performance measure. We define net debt as total debt plus the portion of outstanding joint venture indebtedness guaranteed by us (or less the portion of outstanding joint venture indebtedness consolidated but not guaranteed by us), less cash and cash equivalents. Set forth below is a reconciliation of net debt, a non-GAAP financial measure, to total debt, the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2005, September 30, 2006 and December 31, 2006.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investor Information section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Investor Relations.”

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Fourth Quarter Ended December 31, 2006			Fourth Quarter Ended December 31, 2005
	As Reported	Special Items	Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$584,537	$—	$584,537	$588,175	$—		$588,175
Cost of goods sold	(435,788)	—	(435,788)	(476,877)	—		(476,877)
Selling, general and administrative expenses and research and development expenses	(71,908)	—	(71,908)	(68,853)	—		(68,853)
Benefit plan curtailment gain and other special charges	—	—	—	(2,970)	2,970	(c)	—

Operating profit	76,841	—	76,841	39,475	2,970		42,445
Interest and financing expenses	(10,549)	—	(10,549)	(10,701)	—		(10,701)
Other income, net	236	—	236	413	—		413

Income before income taxes, minority interests and equity in net income of unconsolidated investments	66,528	—	66,528	29,187	2,970		32,157
Income tax (expense) benefit	(3,144)	—	(3,144)	1,997	(1,186	)(c)	811

Income before minority interests and equity in net income of unconsolidated investments	63,384	—	63,384	31,184	1,784		32,968
Minority interests in income of consolidated subsidiaries	(4,463)	—	(4,463)	(2,894)	—		(2,894)
Equity in net income of unconsolidated investments	4,056	—	4,056	3,908	—		3,908

Net income	$62,977	$—	$62,977	$32,198	$1,784		$33,982

Diluted earnings per-share	$1.29	$—	$1.29	$0.67	$0.04		$0.71

Segment income (loss):
Polymer Additives	$38,273	$—	$38,273	$21,122	$394		$21,516
Catalysts	30,402	—	30,402	31,766	(3,226)		28,540
Fine Chemicals	22,521	—	22,521	6,075	3,632		9,707
Corporate & Other (14,762)	—	(14,762)		(18,474)	2,170		(16,304)

Total	$76,434	$—	$76,434	$40,489	$2,970		$43,459

See accompanying notes to the condensed consolidated financial information.

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Year Ended December 31, 2006				Year Ended December 31, 2005
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$2,368,506	$—		$2,368,506	$2,107,499	$—		$2,107,499
Cost of goods sold	(1,817,692)	—		(1,817,692)	(1,684,101)	—		(1,684,101)
Selling, general and administrative expenses and research and development expenses	(284,155)	—		(284,155)	(261,400)	—		(261,400)
Loss on Thann facility divestiture	(89,175)	89,175	(b)	—	—	—		—
Benefit plan curtailment gain and other special charges	—	—		—	1,898	(1,898	)(c)	—

Operating profit	177,484	89,175		266,659	163,896	(1,898)		161,998
Interest and financing expenses	(43,964)	—		(43,964)	(41,971)	1,386	(d)	(40,585)
Other (expenses) income, net	(134)	—		(134)	1,513	—		1,513

Income before income taxes, minority interests and equity in net income of unconsolidated investments	133,386	89,175		222,561	123,438	(512)		122,926
Income tax (expense)	(2,192)	(30,774	)(b)	(32,966)	(27,593)	78	(c-d)	(27,515)

Income before minority interests and equity in net income of unconsolidated investments	131,194	58,401		189,595	95,845	(434)		95,411
Minority interests in income of consolidated subsidiaries	(13,258)	—		(13,258)	(7,469)	—		(7,469)
Equity in net income of unconsolidated investments	25,033	—		25,033	26,491	—		26,491

Net income	$142,969	$58,401		$201,370	$114,867	$(434)		$114,433

Diluted earnings per-share	$2.94	$1.20		$4.15	$2.41	$(0.01)		$2.40

Segment income (loss):
Polymer Additives	$147,329	$—		$147,329	$93,581	$(1,787)		$91,794
Catalysts	123,489	—		123,489	95,937	(3,786)		92,151
Fine Chemicals	(26,994)	89,175		62,181	44,542	1,392		45,934
Corporate & Other	(54,565)	—		(54,565)	(51,142)	2,283		(48,859)

Total	$189,259	$89,175		$278,434	$182,918	$(1,898)		$181,020

See accompanying notes to the condensed consolidated financial information.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Net Debt Reconciliation

(In Thousands of Dollars)

(Unaudited)

	Year Ended December 31, 2006	Third Quarter Ended September 30, 2006	Year Ended December 31, 2005
Total debt	$732,590	$784,991	$833,453
JV debt consolidated by the Company but guaranteed by others	(37,556)	(37,753)	(43,510)
Less: Cash and cash equivalents	(149,499)	(89,575)	(58,570)

Net Debt	$545,535	$657,663	$731,373

See accompanying notes to the condensed consolidated financial information.